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                                                                   EXHIBIT 10.35


                        MANAGEMENT EMPLOYMENT AGREEMENT

       THIS MANAGEMENT EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Dailey Petroleum Services Corp., a Delaware corporation ("EMPLOYER"), and Chet Brame ("EMPLOYEE") on this 20th day of June, 1997, but to be effective on the 20th day of June, 1997 ("Effective Date").

                             W I T N E S S E T H :

       WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer upon the terms and conditions set forth herein;

       NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                         TERM AND NATURE OF EMPLOYMENT

       1.1 TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer hereby employs Employee and Employee hereby accepts employment with Employer for a term beginning on the Effective Date as set forth above through and including December 31, 1998, (the "INITIAL TERM"), unless this Agreement and Employee's employment hereunder are sooner terminated pursuant to Article 5. Upon expiration of the Initial Term, this Agreement shall remain in full force and effect in a series of automatic renewals in increments of one consecutive year (each such year term a "RENEWAL TERM") until this Agreement and Employee's employment hereunder are terminated in accordance with Article 5. The Initial Term together with each Renewal Term shall hereinafter be referred to collectively as the "EMPLOYMENT PERIOD."

       1.2 PRINCIPAL DUTIES. Employee's employment hereunder shall be in the capacity of Vice President - Business Development. Employee may be assigned to service in a similar capacity for any subsidiary of Employer as part of his duties hereunder. In such capacity, Employee shall perform the duties for which he currently is responsible as an employee of Employer and/or any duties set forth in any job description provided by Employer and agreed upon by Employee. In addition, Employee shall perform other duties as may from time to time be prescribed by Employer's Board of Directors or more senior management and which are reasonably related or incidental to the capacity in which Employee serves Employer. Employee shall perform his duties hereunder in accordance with any lawful instructions, rules, regulations or policies made or adopted by Employer's Board of Directors or more senior management, including those applicable to Employer's employees generally. During the Employment Period, Employee shall devote his full time, and best efforts and skills to the business and interests of Employer during Employer's normal working hours, do his utmost to further enhance and develop Employer's best interests and welfare, and endeavor to improve his ability and knowledge of Employer's business, particularly as it relates to his duties hereunder, in an effort to increase the





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value of his services for the mutual benefit of the parties hereto. At all times during the term of this Agreement, Employee shall project a positive and professional image on behalf of Employer.

       1.3 ACCOUNTING AND FIDELITY BOND. Employee shall truthfully and accurately make, maintain and preserve all records and reports that Employer may from time to time request or require. Employee shall fully account for all money, records, goods, wares and merchandise or other property belonging to Employer or its "AFFILIATES" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of which he may have custody and will pay over and deliver the same promptly whenever and however he may be directed to do so. Employee also shall make available to Employer any and all information of which he has knowledge that is relevant to Employer's business, and will make all suggestions and recommendations which he feels will be of benefit to Employer. Employee shall, upon Employer's written request, furnish all information and take any other steps necessary to enable Employer to obtain a fidelity bond conditioned on the rendering of a true account by Employee of all moneys, goods or other property which may come into the custody, charge or possession of Employee during the Employment Period. The surety company issuing the bond and the amount of the bond must be acceptable to Employer in its sole discretion. Employer shall pay all premiums on any such bond.

       1.4 EMPLOYEE DISHONESTY. If at any time Employee becomes aware or believes that any other employee of the Employer is or appears to be (i) removing or using the property or funds of Employer or its Affiliates for the benefit of anyone other than Employer or its Affiliates, or (ii) providing Confidential Information (as defined in Section 3.2) to any person not authorized by Employer to receive such Confidential Information (any such employee described in (i) or (ii) being referred to as a "DISHONEST EMPLOYEE"), Employee shall immediately communicate his knowledge or belief as to such matters to Employer's Board of Directors. Employee acknowledges and agrees that he shall be conclusively presumed to be in complicity with such Dishonest Employee if Employee does not so disclose his knowledge or belief as to such matters to Employer's Board of Directors.

       1.5 FIDUCIARY DUTIES OF EMPLOYEE. The obligations of Employee expressed in this Agreement shall be in addition to any obligations imposed upon Employee as an employee or officer of Employer or its Affiliates by Employer's Policies and Procedures, as amended, the law of the State of Texas applicable to employees, the General Corporation Law of the State of Delaware applicable to corporate officers, or federal law which limit the activities of an employee or corporate officer to those which will not threaten, impair or usurp the goodwill, trade secrets, intellectual property, business opportunities, and business relations of his employer.

       1.6 PLACE OF PERFORMANCE. Employee shall perform his duties hereunder at Employer's subsidiary's Englewood, Colorado offices or at such other place where Employer's offices subsequently may be located, or at any other place as may be directed by Employer in order to enable Employee to discharge his duties hereunder. Employee acknowledges and agrees that Employer may require Employee to travel and render services in different locations from time to time incident to the performance of his duties hereunder.





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                                   ARTICLE 2
                                  COMPENSATION

       For and in consideration of the performance by Employee of the services, terms, conditions, covenants and agreements contained in this Agreement, Employer shall pay to Employee at the times, in the amounts and in the manner herein provided, the following:

       2.1 BASE COMPENSATION. As the principal consideration for the services to be performed by Employee hereunder during the Employment Period, Employee shall be entitled to receive as base compensation from Employer a salary of not less than One Hundred Thirty Thousand Dollars ($130,000.00) per annum (the "BASE SALARY"), which shall be prorated for any partial employment period and payable in the manner and on the timetable in which Employer's payroll is customarily handled, or at such more frequent intervals as Employer and Employee may hereafter agree to from time to time. No overtime compensation shall be payable under this Agreement. Employer's Board of Directors shall review Employee's performance at least annually and shall make any adjustments to Employee's compensation which it deems, in its sole discretion, appropriate, provided that at no time during the Employment Period shall Employee's compensation be adjusted to an amount below the Base Salary. Employer shall be entitled to withhold from all amounts of compensation payable under this
Article 2 such amounts on account of payroll taxes and similar matters as are required by any applicable law, rule, or regulation of any appropriate governmental authority. Such compensation shall continue to be paid during any period of physical or mental incapacity unless and until Employee's employment is terminated as herein provided.

       2.2 STOCK OPTIONS. As additional consideration for Employee's performance of his obligations under Article 3 and Article 4 of this Agreement, Employer grants to Employee, subject to the conditions set forth below, options to purchase 12,000 shares of Employer's Class A Common Stock. This grant shall be subject to the terms of the specific agreement relating to the grant of the stock options. The foregoing stock option grant shall be subject to shareholder approval of a stock purchase plan authorizing the grant of said options. If shareholder approval of a stock purchase plan authorizing the grant of said options is not obtained by December 31, 1997, the foregoing grant of options to purchase 12,000 shares of Employer's Class A Common Stock shall be null and void.

       2.3 RELOCATION EXPENSES. In connection with Employee's relocation to the Denver, Colorado area, Employer agrees to pay Employee relocation expenses in accordance with Employer's relocation policy. Notwithstanding the foregoing, Employee shall be entitled to reasonable relocation expenses as set forth in subparagraphs (a) through (g) below:

       (a) Advance Relocation Visits. Employer shall pay for the following costs associated with advance relocation visits to secure a new residence: round trip coach class airfare tickets for Employee and Employee's immediate family, and hotel, food and car rental expenses.

       (b) Return Trips Home. If Employee precedes his family to the new work location, reasonable expenses incurred to visit home will be reimbursed. Employer will pay for coach class round trip airfare once every one (1) week up to a maximum of six (6) trips.





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       (c) Temporary Living Expenses. Employer shall pay Employee temporary living expenses for a period not to exceed three (3) months.

       (d) Real Estate Closing Costs Associated with Sale of Residence. Employee will have full responsibility for independently selling his residence. Reasonable closing costs incurred in connection with the sale of Employee's residence will be reimbursed, when verified by either a copy of the closing statement or verifiable receipts.

       (e) Real Estate Closing Costs Associated with Purchase of a New Residence. Employee shall be reimbursed reasonable closing costs incurred in connection with Employee's purchase of a new residence, when supported by either a copy of the closing statement verifiable receipts

       (f) Cost of Moving Family. When Employee and his immediate family proceed to their new location, Employer shall pay the cost of coach class airfare for Employee and Employee's immediate family, and the actual costs of meals and lodging for Employee and Employee's immediate family, for the allowable travel days, when supported by proper receipts.

       (g) Cost of Moving Household Goods. Employer shall pay for Employee's moving expenses for household goods when either supported by proper receipts or billed directly. Such expenses include, packing and unpacking of household goods, ground transportation of household goods, and normal removal, preparation and installation of appliances.

       (h) Relocation Fee. Employer shall pay to Employee one (1) month of base salary, less applicable taxes, to cover miscellaneous expenses incurred during relocation.

       (i) Later Relocation. Should Employer require Employee's subsequent relocation from the Denver, Colorado area to a new work area or if this Agreement is terminated for any reason other than cause, Employer agrees to pay Employee's loss, if any, in selling the Denver, Colorado area residence; provided, however, any such amount paid under this subparagraph (i) shall be limited to the actual difference between the purchase price and sale price of the Denver, Colorado area residence and cost of moving Employee's family and household good to the Houston area or other domestic location of Employee's choice.

       2.2 BONUSES AND BENEFITS. In addition to the Base Salary, stock options, and relocation expenses described above, Employer shall provide Employee with the following during the Employment Period:

       (a) bonuses, when and based upon or subject to such terms and conditions as Employer's Board of Directors, in its sole and absolute discretion, may determine, provided, however, that an annual bonus plan of fifteen percent (15 %) of base compensation payable if all bonus plan criteria are met;

       (b) participation in any present or future disability, medical, health, dental, insurance, pension, profit-sharing, thrift, retirement, investment, and stock appreciation plans,





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              and any other benefit, bonus or compensation plans on the same terms generally available to all of Employer's employees generally or its operating officers in particular;

       (c) payment or reimbursement, as the case may be, of reasonable business expenses (within limits that may be established by Employer's Board of Directors) incurred in connection with the performance of his duties hereunder, such expense payment or reimbursement being subject to, and made in accordance with Employer's policies and procedures on employee expense payment or reimbursement in effect from time to time;

       (d)    a monthly car allowance of One Thousand Two Hundred Dollars
              ($1,200);

       (e) use of an Employer paid full membership in a local area country club of Employee's choice including monthly dues and any business related fees or expenses; and

       (f) a signing bonus of Ten Thousand Dollars ($10,000), payable upon execution of this Agreement.

       2.3 VACATION. During the Employment Period, Employee shall accrue paid vacation time in such amounts and at such times as determined by Employer's Board of Directors, in its sole discretion; provided, however, that the minimum amount of paid vacation to which Employee shall be entitled shall be no less than that to which he is entitled as an employee of Employer immediately prior to the effective date of this Agreement. If such vacation time is not taken by Employee during the term of this Agreement, there will be compensation payable in lieu thereof. Notwithstanding the foregoing, in no event shall Employee be entitled to less than four (4) weeks of paid vacation.

                                   ARTICLE 3
                   CONFIDENTIAL INFORMATION; PROPERTY RIGHTS

       3.1 NON-DISCLOSURE OBLIGATION OF EMPLOYEE. For purposes of this Article 3, all references to Employer shall mean and include its Affiliates (as defined in Section 1.3). Employee hereby acknowledges, understands and agrees that whether developed by Employee or others employed by or in any way associated with Employee or Employer, all Confidential Information, as defined in Section 3.2, is the exclusive and confidential property of Employer and shall be at all times regarded, treated and protected as such in accordance with this Agreement. Employee acknowledges that all such Confidential Information is in the nature of a trade secret. Failure to mark any writing confidential shall not affect the confidential nature of such writing or the information contained therein.

       3.2 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall mean information, whether or not originated by Employee, which is used in Employer's business and (1) is proprietary to, about or created by Employer;
(2) gives Employer some competitive business advantage or the opportunity of obtaining such advantage, or the disclosure of which could be





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detrimental to the interests of Employer; (3) is designated as Confidential
Information by Employer, known by the Employee to be considered confidential by Employer, or from all the relevant circumstances considered confidential by Employer, or from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to Employer; or (4) is not generally known by non-Employer personnel. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

       (a) Work product resulting from or related to work or projects performed or to be performed for Employer or for clients of Employer, including but not limited to data bases, draft and other non-public written documents, the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analyses, techniques and audits used in connection therewith;

       (b) Computer software of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source codes, object codes and load modules, programming, program patches and system designs;

       (c) Information relating to Employer's proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including, without limitation, patents, copyrights and trade secrets);

       (d) Internal Employer personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting Employer's business;

       (e) Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Employer which have been or are being discussed;

       (f) Names of customers and their representatives, contracts and their contents and parties, customer services, and the type, quantity, specifications and contents of products and services purchased, leased, licensed or received by customers of Employer;

       (g) Information provided to Employer by any actual or potential customer, government





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              agency, or other third party (including businesses, consultants and other entities and individuals); and

       (h) Contracts with, or developed by Employer for use with, agents of Employer, including, without limitation, the terms and conditions thereof.

       3.3 EXCLUSIONS FROM CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall not include information publicly known other than as a result of a disclosure by Employee in breach of Section 3.1, and the general skills and experience gained during Employee's work with Employer which Employee could reasonably have been expected to acquire in similar work with another company. The phrase "PUBLICLY KNOWN" shall mean readily accessible to the public in a written publication, shall not include information which is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion.

       3.4 COVENANTS OF EMPLOYEE. As a consequence of Employee's acquisition or anticipated acquisition of Confidential Information, Employee will occupy a position of trust and confidence with respect to Employer's affairs and business. In view of the foregoing and of the consideration to be provided to Employee, Employee agrees that it is reasonable and necessary that Employee make the following covenants:

       (a) At any time during or after the termination of the Employment Period, Employee will not disclose Confidential Information to any person or entity, either inside or outside of Employer, other than as necessary in carrying out duties on behalf of Employer, without obtaining Employer's prior written consent (unless such disclosure is compelled pursuant to court order or subpoena, and at which time Employee gives notice of such proceedings to Employer), and Employee will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. This prohibition against Employee's disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between the Confidential Information and information independently developed by another person or entity, and Employee understands that such similarity does not excuse Employee from abiding by his covenants or other obligations under this Agreement.

       (b) At any time during or after the termination of the Employment Period, Employee will not use, copy or transfer Confidential Information other than as necessary in carrying out his duties on behalf of Employer, without first obtaining Employer's prior written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of such Confidential Information. This prohibition against Employee's use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services





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              (including data bases, written documents and software in any form) which embody or are derived from Confidential Information, or exercising judgment in performing analyses based upon knowledge of Confidential Information.

       3.5 RETURN OF CONFIDENTIAL MATERIAL. Employee shall turn over to Employer all originals and copies of materials containing Confidential Information in the Employee's possession, custody, or control upon request or upon termination of the Employee's employment with Employer. Employee agrees to attend a termination interview with the Executive Compensation Committee of Employer's Board of Directors to confirm turnover of such materials and to discuss any questions the undersigned may have about his continuing obligations under this Agreement.

       3.6 INVENTIONS. Any and all inventions, products, discoveries, improvements, copyrightable works, trademarks, service marks, ideas, processes, formulae, methods, designs, techniques or trade secrets (collectively hereinafter referred to as "INVENTIONS") made, developed, conceived or resulting from work performed by Employee (alone or in conjunction with others, during regular hours of work or otherwise) while he is employed by Employer and which may be directly or indirectly useful in, or related to, the business of Employer (including, without limitation, research and development activities of Employer), or which are made using any equipment, facilities, Confidential Information, materials, labor, money, time or other resources of Employer, shall be promptly disclosed by Employee to Employer's Board of Directors, shall be deemed Confidential Information for purposes of this Agreement, and shall be Employer's exclusive property. Employee shall, upon Employer's request, execute any documents and perform all such acts and things which are necessary or advisable in the opinion of Employer to cause issuance of patents to, or otherwise obtain recorded protection of right to intellectual property for, Employer with respect to Inventions that are to be Employer's exclusive property under this Section 3.6, or to transfer to and vest in Employer full and exclusive right, title and interest in and to such Inventions; provided, however, that the expense of securing any such protection of right to Inventions shall be borne by Employer. In addition, Employee shall, at Employer's expense, assist Employer in any proper manner in enforcing any Inventions which are to be or become Employer's exclusive property hereunder against infringement by others. Employee shall keep confidential and will hold for Employer's sole use and benefit any Invention that is to be Employer's exclusive property under this Section 3.6 for which full recorded protection of right has not been or cannot be obtained.

                                   ARTICLE 4
                   COVENANT NOT TO COMPETE; NON-INTERFERENCE

       4.1 PROHIBITED EMPLOYEE ACTIVITIES. Employee agrees that except in the ordinary course of his employment hereunder during the Employment Period, Employee shall not during the Employment Period and for a period of two (2) years thereafter (all references to Employer shall mean and include its Affiliates as defined in Section 1.3):

       (a) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing





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              Business (as defined below) provided, however, that the Employee may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

       (b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away, any customers or clients of Employer; or

       (c) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring any employee of Employer, (ii) induce or otherwise counsel, advise or encourage any employee of Employer to leave the employment of Employer, or (iii) induce any distributor, representative or agent of Employer to terminate or modify its relationship with Employer.

"COMPETING BUSINESS" shall mean any individual, business, firm, company, partnership joint venture, organization, or other entity whose products or services compete, in whole or in part, at any time during the Employment Period with the products or services of Employer or its Affiliates in any domestic or international market area.

       4.2 ESSENTIAL NATURE OF ARTICLE 4. It is acknowledged, understood and agreed by and between the parties hereto that the covenants made by Employee in
Section 4.1 are an essential part of the Employer's consideration for entering into this Agreement and that, but for the agreement of the Employee to comply with such covenants, Employer would not have entered into this Agreement.

       4.3 NECESSITY AND REASONABLENESS OF ARTICLE 4. Employee hereby specifically acknowledges and agrees that:

       (a) Employer has expended and will continue to expend substantial time, money and effort in developing (i) its business in which the designs, plans, manuals and specifications are valuable trade secrets, and (ii) a valuable list of customers and agents, and information about their technical problems and needs, purchasing habits, idiosyncracies and internal purchasing procedures;

       (b) Employee will, in the course of his Employment, be personally entrusted with and exposed to the trade secrets of Employer;

       (c) Employer, during the term of this Agreement and after its termination, will be





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              engaged in its highly competitive business in which many firms, including Employer, compete;

       (d) A substantial portion of Employer's business is conducted outside the United States;

       (e) Employer, pursuant to acquiring certain patents, technology and associated trade secrets and know-how, will further develop its worldwide business;

       (f) Employee could, after having access to Employer's financial records, contracts, patents, technology and associated trade secrets and know-how, perform his obligations under this Agreement, and after receiving further training by and experience with Employer, and after reviewing Employer's trade secrets, become a competitor;

       (g) Employer will suffer great loss and irreparable harm if Employee terminates his employment and enters directly or indirectly, into competition with Employer;

       (h) the temporal and other restrictions contained in this Article 4 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Employer;

       (i) the enforcement of this Agreement in general, and of this Article 4 in particular, will not work an undue or unfair hardship on Employee or otherwise be oppressive to him, it being specifically acknowledged and agreed by Employee that he has activities and other business interests and opportunities which will provide him adequate means of support if the provisions of this Article 4 are enforced after termination of his employment with Employer; and

       (j) the enforcement of this Agreement in general, and of this Article 4 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public.

       4.4 JUDICIAL MODIFICATION. Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Article 4 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Article 4 shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of this Article 4 is invalid or against public policy, the remaining provisions of this Article 4 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

       4.5 SURVIVAL OF COVENANTS. The covenants and agreements of Employee set forth in this Article 4 are of a continuing nature and shall survive the expiration, termination or cancellation of the





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remainder of this Agreement regardless of the reason for such therefor and shall survive the termination, if any, of the Employee's employment.

                                   ARTICLE 5
                                  TERMINATION

       5.1 EMPLOYER TERMINATION

       (a) Notwithstanding any other provision of this Agreement, at any time during the Employment Period, including, without limitation, the Initial Term, this Agreement and Employee's employment hereunder shall terminate upon his death, and Employer shall have the right, in its sole and absolute discretion, to terminate this Agreement and Employee's employment hereunder at any time by giving him written notice of such termination (i) for "Cause" (as defined below), (ii) if Employee shall fail to qualify for the fidelity bond described in Section 1.3 within sixty (60) days from the date of the Employer's written request thereunder, or
              (iii) if Employee shall suffer a Disability (as defined below).

       (b)    "CAUSE" shall mean any of the following events:

              (1) Employee's conviction or the entry of a plea of guilty or nolo contendere or equivalent plea in a court of competent jurisdiction of any crime or offense involving moral turpitude or any felony;

              (2) Employee's commission of an act of fraud upon Employer or any of its Affiliates;

              (3) Employee's willful misappropriation of funds or property of Employer or any of its Affiliates;

              (4) Employee's knowing engagement, without prior approval by resolution of Employer's Board of Directors, in any direct conflict of interest with Employer or any of its Affiliates, in any activity which would constitute a breach of Employee's representations, covenants, agreements and obligations under Articles 3 and 4 of this Agreement, or which would otherwise result in substantial injury to Employer's business or financial condition;

              (5) Employee's refusal to perform his duties under Article 1 of this Agreement; or

              (6) Employee's habitual use of alcohol or drugs which, in the reasonable opinion of Employer, substantially impairs the performance of Employee's duties.





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       (c)    "DISABILITY" shall mean any mental or physical illness,
              impairment or condition which, in the sole opinion of Employer:
              (i) is of a nature that cannot reasonably be controlled by Employee, (ii) significantly inhibits or impedes Employee's ability to perform the services required under this Agreement, and (iii) is likely to be either long-lasting in duration or recurring from time to time.

       5.2 TERMINATION BY EITHER PARTY. Subject to the provisions of Section 5.3(a), Employer may at any time, for any reason, with or without Cause, terminate this Agreement and Employee's employment hereunder. After expiration of the Initial Term, Employee may terminate this Agreement and his employment hereunder without regard to any reason for such termination. Each of Employer's and Employee's option to terminate this Agreement pursuant to this Section 5.2 shall be exercised by delivery of a written notice to Employee or Employer, as applicable, specifying the effective date of such termination which in no event shall be sooner than expiration of thirty (30) calendar days following delivery of such written notice.

       5.3 EFFECT OF TERMINATION.

       (a) If Employer terminates this Agreement for any reason other than pursuant to the terms of Section 5.1, then Employer shall pay to Employee an amount equal to the greater of (a) his total Base Salary for the remainder of the Employment Period, or (b) which shall be the greater of (i) three months of his Base Salary or
              (ii) one month of Base Salary for each full year of service completed with Employer as of the date of termination. Employer may, in its sole and absolute discretion, make such payment in the manner and on the timetable specified in Section 2.1, or in one lump sum on the effective date of termination.

       (b) Subject to the provisions of Section 5.3(a), upon termination of this Agreement and Employee's employment hereunder by either Employer or Employee, Employee shall have no right to receive any compensation or benefits for any period subsequent to the effective date of such termination, or for any period prior to such date which have not been earned or vested as of such date.

       (c) Employer's right of termination shall be in addition to and shall not affect Employee's rights and remedies under Articles 3 and 4, and Section 6.1 of this Agreement, and such rights and remedies shall survive termination of Employee's employment hereunder.

       5.4 YEARS OF SERVICE. For purposes of this Article Five, any reference to Employee's year(s) of service shall include (i) service with the Employer,
(ii) service with any Affiliate of Employer, and (iii) service with any predecessor entity of Employer whether by merger, acquisition or operation of law.





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June 20, 1997

                                   ARTICLE 6
                                 MISCELLANEOUS

       6.1 INJUNCTIVE RELIEF. Because of the unique nature of the Confidential Information, Employee acknowledges, understands and agrees that Employer will suffer immediate and irreparable harm if Employee fails to comply with any of his obligations under Articles 3 or 4 of this Agreement, and that monetary damages will be inadequate to compensate Employer for such breach. Accordingly, Employee agrees that Employer shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of Articles 3 and 4 without the necessity of proving inadequacy of legal remedies or irreparable harm.

       6.2 INDEMNIFICATION. Employer shall indemnify Employee in the same manner and to the same extent that Employer is obligated to indemnify its directors pursuant to Employer's Certificate of Incorporation and Bylaws, as each may be amended or restated from time to time.

       6.3 ACTION BY AND CONSENT OF EMPLOYER. All rights and remedies of Employer hereunder shall be exercised by the Employer solely by and through management authorized by Employer's Board of Directors.

       6.4 NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the principal offices of Employer at the address indicated beneath its signature on the execution page of this Agreement, and also to Employee at his home address indicated beneath his signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

       6.5 AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by Employer shall be effective only if executed and delivered by a duly authorized executive officer of Employer other than Employee. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any condition or provision, or the breach of any term, provision, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.





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June 20, 1997
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
       6.6 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall bind, be enforceable by, and inure to the benefit of, the parties hereto, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that this Agreement and all of Employer's rights and obligations hereunder may be assigned or delegated by it, in whole, but not in part, to, and shall be binding upon and inure to the benefit of, any of its successors or assigns, but such assignment or delegation by Employer shall not relieve it of any of its obligations hereunder.

       6.7 DEFINITIONS, GENDER AND CERTAIN REFERENCES. As used in this Agreement, each parenthetically or quoted capitalized term in the introduction, recitals and other Sections of this Agreement shall have the meaning so ascribed to it. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular Section.

       6.8 GOVERNING LAW AND SEVERABILITY. This Agreement has been executed and is performable in Montgomery County, Texas. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas, except to the extent that the General Corporation Law of the State of Delaware or federal law is explicitly made applicable by Section 1.5. Each party hereto hereby acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement, and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and delivery of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

       6.9 EXPENSES. Each party hereto shall pay all of its respective fees and expenses of attorneys, accountants and other persons employed by it in connection with the resolution of any dispute between the parties hereto arising out of or relating to this Agreement, except for any indemnification obligations of Employer pursuant to Section 6.2.

       6.10 ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, have been made by any party hereto with respect to the subject matter hereof that are not set forth expressly in this Agreement. This Agreement supersedes and cancels any prior agreement, arrangement or understanding entered into between Employer and Employee relating to the subject matter hereof.





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June 20, 1997
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
       6.11 COUNTERPARTS. The parties may execute this Agreement in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.



                                   EMPLOYER:

                                   DAILEY PETROLEUM SERVICES CORP.

                                   By:     /s/ JAMES F. FARR
                                           -------------------------------------
                                   Name:   James F. Farr
                                           -------------------------------------
                                   Title:  President
                                           -------------------------------------

                                   Address:   One Lawrence Center
                                              P.O. Box 1863
                                              2507 North Frazier
                                              Conroe, Texas 77305




                                   EMPLOYEE:

                                   /s/ Chet Brame
                                   ---------------------------------------------
                                   Chet Brame:

                                   Address:   101 S. Timber Top
                                              ----------------------------------
                                              The Woodlands, TX 77380
                                              ----------------------------------

                                              ----------------------------------





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June 20, 1997

                            EMPLOYER ACKNOWLEDGMENT

STATE OF TEXAS       )
                     )
COUNTY OF MONTGOMERY )

       Before me, the undersigned authority, on this date personally appeared James F. Farr, President, of Dailey Petroleum Services Corp., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal this 20th day of June, 1997.



[SEAL]                                     /s/ DAVID ANGEL
                                           -------------------------------------
                                           Notary Public in and for
                                           The State of Texas

                                           My Commission Expires: 11-25-97


                            EMPLOYEE ACKNOWLEDGMENT

STATE OF TEXAS       )
                     )
COUNTY OF MONTGOMERY )

       Before me, the undersigned authority, on this date personally appeared Chet Brame, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal this 20th day of June, 1997.




[SEAL]                                     /s/ DAVID ANGEL
                                           -------------------------------------
                                           Notary Public in and for
                                           The State of Texas

                                           My Commission Expires: 11-25-97





Brame Employment Agreement
June 20, 1997
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